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                                                                   EXHIBIT 23

                     Consent of Independent Accountants


 	We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-26767) and on Form S-8 (File No. 333-26977) of Greif Bros. Corporation of our report dated November 26, 1997, except as to Note 9, which is as of December 10, 1997, which appears on page 45 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 53 of this Form 10-K.



/s/ Price Waterhouse LLP

Columbus, Ohio
January 26, 1998